Exhibit 10.1

LENDER JOINDER AGREEMENT

THIS LENDER JOINDER AGREEMENT (this “Joinder Agreement”), by and among the parties set forth on the signature pages hereto, is dated as of June 26, 2019.

Reference is made to that certain Revolving Credit Agreement (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), dated as of May 9, 2019, by and among Goldman Sachs Private Middle Market Credit II LLC, as borrower, Administrative Agent, the Letter of Credit Issuer and the lenders from time to time party thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to an increase of Commitments under Section 2.17 of the Credit Agreement, the undersigned (the “Subsequent Lender”) has indicated its desire to become a Lender under the Credit Agreement. Accordingly, Subsequent Lender hereby agrees with the Borrower, Administrative Agent, and the Lenders as follows:

1. Subsequent Lender hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it will be deemed to be a party to the Credit Agreement and a Lender for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a Lender thereunder as if it had executed the Credit Agreement and the other Loan Documents. Subsequent Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Documents applicable to a Lender. The Commitment of each Lender, including Subsequent Lender, shall be the amount set forth opposite such Lender’s name on Schedule 1.01 hereto which shall replace Schedule 1.01 to the Credit Agreement.

2. Subsequent Lender: (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (except for copies of other Lenders’ Assignment and Assumptions which are available to the Subsequent Lender upon request), together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (b) confirms that all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Joinder Agreement, and the performance by Subsequent Lender as a Lender under the Credit Agreement, have been obtained; (c) confirms that it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (d) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender or Borrower Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (e) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof together with such powers and discretion as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (g) confirms that it has previously delivered to Administrative Agent and the Borrower Parties duly completed and executed copies of any documentation required to be delivered by it pursuant to Section 4.01(e) of the Credit Agreement.

3. Following the execution of this Joinder Agreement, it will be delivered to Administrative Agent for acceptance, and recording by the Administrative Agent and the Administrative Agent shall notify the Borrower and the other Lenders of the same. The effective date (“Effective Date”) of this Joinder Agreement shall be the date indicated in the preamble above.

4. As of the Effective Date, Subsequent Lender shall be a party to the Credit Agreement and the other Loan Documents and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Lender thereunder.

5. Subsequent Lender represents and warrants that, upon the Effective Date, each of the Credit Agreement and the Loan Documents constitutes Subsequent Lender’s duly authorized, legal, valid, binding and enforceable obligation.

6. From and after the Effective Date, Administrative Agent shall, to the extent received from the Borrower Parties, make all payments under the Credit Agreement in respect of the interest of Subsequent Lender acquired pursuant to this Joinder Agreement (including, without limitation, all payments of principal and interest with respect thereto) to Subsequent Lender as a Lender under the Credit Agreement.

7. Any notice, demand, request or other communication to be delivered to Subsequent Lender under or with respect to the Credit Agreement or any other Loan Document shall be delivered in accordance with Section 12.07 of the Credit Agreement. Subsequent Lender agrees that Administrative Agent may rely on Subsequent Lender’s address, facsimile number, telephone number, and the name of a contact person, all as set forth in its Administrative Questionnaire delivered in connection with the Credit Agreement, until Subsequent Lender provides Administrative Agent with a written notice in accordance with Section 12.07 of the Credit Agreement designating a different address, facsimile number, telephone number or contact person.

8. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principals that might otherwise apply, shall govern the validity, construction, enforcement and interpretation of this Joinder Agreement.

9. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Joinder Agreement by facsimile or email (with .pdf copy attached) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

10. The parties hereto agree that this Joinder Agreement shall be one of the Loan Documents.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed as of the date first above written.

SUBSEQUENT LENDER:

PEOPLE’S UNITED BANK NATIONAL ASSOCIATION

By:	/s/ Michael D. Sinclair
	Name:	Michael D. Sinclair
	Title:	Head of Fund Banking

Address:
People’s United Bank, N.A.
One Post Office Square, 32nd Floor
Boston, MA 02109

Signature Page to

Lender Joinder Agreement

ACCEPTED AND APPROVED:

MUFG UNION BANK, N.A., as Administrative Agent

By:	/s/ Grace Kobayashi
	Name:	Grace Kobayashi
	Title:	Vice President

Signature Page to

Lender Joinder Agreement

BORROWER:

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC

By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Financial Officer and Treasurer

Signature Page to

Lender Joinder Agreement

Schedule 1.01

LENDER COMMITMENTS

Lender	Commitments of Lender	Applicable Percentage
MUFG Union Bank, N.A.	$125,000,000	71.428571429%
People’s United Bank National Association	$50,000,000	28.571428571%

TOTAL	$175,000,000	100%